UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amendment No. 4

                 WTTJ CORP.

(Exact name of Registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	5990 (Primary Standard Industrial Classification Code)	27-1767418 (I.R.S. Employer Identification No.)

1000 Country Club Road

Ann Arbor, MI 48105

                         248-292-1382

(Address, including zip code, and telephone number,

 including area code, of principal executive offices)

_________________________________________________________________________________

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

Kevin M. Murphy, Esq

6402 Scott Lane

Perland, Texas

Telephone: 281-804-1174

info@kevinmurphy.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

We are an emerging growth company as defined by the Jumpstart Our Business Startups At. We have elected to use the extended transition period for complying with new or revised accounting standards.

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Maximum Aggregate Offering Price Per Share	Amount of Registration Fee

Common Stock	154,000.15		$23,100	$2.65

(1)  Represents common shares currently outstanding to be sold by the selling shareholders.

The selling shareholders will offer their shares at $.15 per share.  The price of $0.15 is a fixed price at which the selling shareholders may sell their shares until a market for the Company's shares have developed at which time shares may be sold at prevailing market prices, negotiated prices or fixed prices.   Quotation on the OTCBB or a national registered exchange is required prior to any at market priced sales of our stock.

The fixed price of $0.15 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders which was $0.10.   There is no public market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. We intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC Bulletin Board.

We do not yet have a market maker who has agreed to file such application and there can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We will not receive proceeds from the sale of shares from the selling shareholders.

The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)  Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                                                                                                         3

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______, 2012

154,000 Shares

WTTJ CORP.

Common Stock

Our common stock is presently not traded on any market or securities exchange. The 154,000 shares of our common stock must be sold by selling shareholders at a fixed price of $0.15 per share until the shares are listed on the OTCBB or quoted on a national exchange. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. The fixed price of $0.15 has been determined arbitrarily. If all 154,000 shares are sold, the selling shareholders will receive an aggregate of $22,500 of proceeds. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

 There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board. As further described in this prospectus, our auditors have issued us a going concern opinion, which means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We are an emerging growth company under federal securities laws.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2012

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or “WTTJ” refer to WTTJ CORP., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

WTTJ CORP (“The Company”) was incorporated in Michigan on May 16, 2007. The Company’s fiscal year end is December 31. We were inactive until May 1, 2010 when we began implemented our plan of operations. The Company has never been in bankruptcy or receivership.

We are an emerging growth company under federal securities laws

Business

The Company has a plan of operations to engage in the business of the promotion of travel services for Americans to gambling casinos in Macau through our website www.macau4you.com.

We recently launched our website which is a collection of news feeds related to travel and gaming opportunities in Macau, China. We expect that we will build out our website to have additional features for our projected audience of travelers. Our plan of operations is to build our website to be a site on the Internet for Americans interested in traveling to Macau for recreational gaming at the casinos.

Our auditors have issued a going concern opinion. This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Although we do not currently maintain a physical office, our mailing address is 1000 Country Club Road in Ann Arbor, Michigan 48103 which is a residential home owned by our primary shareholder and our telephone number is 248-292-1382. Our website address is www.macau4you.com. Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

THE OFFERING

Securities offered:	154,000 shares of common stock, par value $0.0001 per share
Offering price :

The selling shareholders purchased their shares of common stock from us at $0.10 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.15 per share, which includes an increase, from the price at which it was purchased. The shares will be offered at the fixed price of $0.15 per share for the duration of this offering.

The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Shares outstanding prior to offering:	654,000 shares of common stock.
Shares outstanding after offering:	654,000 shares of common stock.
One of our primary shareholder currently owns 76.8% of our outstanding common stock. As a result, it has substantial control over all matters submitted to our shareholders for approval.
Market for the common shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the OTC Bulletin Board.We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders. 7
Going Concern Considerations:

The Company has a net loss of $14,649 for the year ended December 31, 2011 and a net loss of $17,040 from May 16, 2007 (inception) through December 31, 2011.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

 We currently do not have in place any arrangements or plans to obtain any financing. Although our officers and directors have orally agreed to lend us funds if capital is required for the operations of the Company,  there is no guarantee that our officers and directors will lend us sufficient funds to adequately fund operations.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	For the Year Ended December 31, 2010	For the Year Ended December 31, 2011	For the period May 16, 2007 (Inception) to June 30, 2012
Statement of Operations Data:
Operating Revenues
Loss from operations	$ (2,316)	(14,649)	$ (18,969)

Net Income (loss)	$ (2,316)	(14,649)	$ (18,969)

Cash	$ 800	$ 3	$ 3
Total assets	$ 800	$ 2,021	$ 2,021
Total liabilities	$ 3,116	$ 4,686	$ 6,086
Stockholders’ Equity	$ -2,316	$ - 2,665	$ -4,294

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company.

If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk factors relating to our company

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business.

We are a development stage company. We had no revenues and incurred a net loss of $14,649  for the year ended December 31, 2011 and a net loss of $18,969 for the period May 16, 2007 (inception) to December 31, 2011. Our auditors issued a going concern opinion in their report for our fiscal year ended December 31, 2011 regarding concerns about our ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our website, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

Our business may never operate at a profit.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of advertising on our website, or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

If we do not raise additional funds, we not be able to operate our business and will have to stop development of our business plan.

We may not be able to obtain additional funds that we will require. We do not presently have adequate cash from operations or financing activities to meet our short term or long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget.

If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements.   If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, publishing, or sales and marketing programs.

We are highly dependent on Peter Klamka, our President and CEO. The loss of Mr. Klamka, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on Peter Klamka, our President and CEO, for specific proprietary technical knowledge and the Company market knowledge. Our ability to successfully market our website may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Klamka.

Mr. Klamka is involved in other businesses and will only devote 5 hours per week to WTTJ and its activities .   Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered. Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We do not have sufficient cash to complete our website and market it to consumers and potential advertising partners. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from our majority shareholder and from public and private equity offerings. Our ability to access capital will depend on reaching certain milestones in our business plan such as attracting a sizable number of viewers. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of the our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

External events that are beyond our control such as natural disasters, terrorist attacks, or a recession may harm our business.

Events like the war with Iraq or the terrorist attacks on the U.S. in 2001 or the current global financial crisis have a negative impact on the travel industry. We are not in a position to evaluate the net effect of these circumstances on our business. In the longer term, our business might be negatively affected by financial pressures on the travel industry. If such events result in a long-term negative impact on the travel industry, such impact could have a material adverse effect on our business.

We may not be able to develop awareness of our brand name which we believe is critical to our success.

We believe that creating awareness of the Macau4You brand name is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online advertising opportunities, and we believe it could become more important as competition in our industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business could be materially adversely affected.

We will not be able to attract travel and entertainment companies or Internet users if we do not build out our website and continually enhance and develop the content and features of our website.

We must complete the development of our website and continually improve the responsiveness, functionality and features of our website. We may not succeed in developing features and functions that travel and entertainment companies and Internet users find attractive.

This could reduce the number of travel and entertainment companies and Internet users using our website and materially adversely affect our business.

We may not be able to access third party technology upon which we depend which could limit or curtail our business.

We use and will continue to require technology and software products from third parties, Our present website is hosted without charge on a server leased by our President, Peter Klamka. We do not have any contracts for any hosting services or website development and maintenance which we will need. We have no agreement with Peter Klamka for continued hosting of our site. Technology may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site. This could cause delays in our development and introduction of new features or enhancements of our existing website until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.

Since our director and officer has no previous travel industry experience, investors cannot rely on our officers and directors as being experts in the area of travel which is our business focus.

Our officer and director has no previous experience in the travel industry. All business decisions made by him regarding travel will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely our business will succeed.

Risks relating to our common stock

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 4,000,000 shares of common stock, par value $.0001 per share, of which 654,000 shares are currently issued and outstanding. Our articles of incorporation authorize the issuance of 1,000,000 shares preferred stock which carry voting rights of 20 votes per share of which none are issued and outstanding.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

Any market for our shares will develop;

The prices at which our common stock will trade; or

The extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Quotation on the OTCBB or a national registered exchange is required prior to any at market priced sales of our stock.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of the company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If our shares are quoted on the OTC bulletin board, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC bulletin board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such a market maker will be located. Even if we successful and locate a market maker who files an application, there is no assurance that such application will be approved and our shares be accepted for quotation on the OTCBB.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of rule 144 under the securities act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of rule 144 or other applicable exemptions from registration under the act and as required under applicable state securities laws. As of February 2008, the SEC adopted changes to rule 144, which, shortens the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.

The changes to Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTC bulletin board (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTC bulletin board. As a result of the revisions to rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the company has filed its required reports. A sale under rule 144 or under any other exemption from the act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of section  404 of the Sarbanes-Oxley act of 2002. As a result, we may not have sufficient funds to grow our operations.

Because a single shareholder, Barton PK, LLC owns 76% of our issued and outstanding common stock, it can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

Barton PK, LLC, is our largest stockholder, holding beneficially, as of September 1, 2012, approximately 76% percent of our outstanding shares. Through their share ownership, they are in a position to control the company and to elect our entire board of directors.

Peter Klamka, our sole officer and director, is the managing partner of Barton PK, LLC of which the members are a member of Mr. Klamka’s family and the Peter Klamka Revocable Trust.

Accordingly, this entity will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline.

Notwithstanding the exercise of his fiduciary duties as officer and director and any duties that such other stockholder may have to us or our other stockholders in general, Mr. Klamka as managing member of Barton PK, LLC may have interests different than yours.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock, par value $.0001 per share with voting rights of 20 votes per share. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders control of the corporation. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to companies having a public float of less than $75 million. During a transitional period following the first sale of the companies' equity securities under a Securities Act registration statement, emerging growth companies are also permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act. Companies with a public float of $75 million or more must otherwise procure such an attestation beginning with their second annual report after their initial public offering. During the  transitional period, emerging growth companies are also excluded from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to their stockholders and may avail themselves of reduced executive compensation disclosure compared to larger companies.

In addition, Section 107 of the JOBS Act also provides that an  emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.0 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.

We may be eligible to suspend our reporting requirements due to a limited number of shareholders with could affect the price of our stock.

In the event that we have less than 300 shareholders at the end of the next fiscal year following effectiveness of this registration statement, we would be eligible to terminate our reporting requirements under Section 13(a) of the Exchange Act. Election to terminate our reporting requirements may adversely affect the price of our stock as investors may not feel they have access to reliable and timely information on our company.

We may be exposed to potential risks and significant expenses resulting from the requirements under section 404 of the Sarbanes-Oxley Act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

      THE OFFERING

This prospectus relates to the resale of  154,000 issued and outstanding shares of the Company’s common stock, par value $0.0001 per share, to be offered and sold by the holders thereof. Such shares will be offered and sold at a fixed price of $0.15 per share for the duration the offering. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act. As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act. The fixed price of $0.15 has been arbitrarily determined. The 154,000 shares to be resold are shares of our common stock which are issued and outstanding and will be offered and sold by the holders thereof. Such shares were offered and sold by us at a purchase price of $0.10 per share to the selling shareholders in private placements conducted from September 2010 through April 2011 to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation D promulgated thereunder.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders must offer the shares of common stock being covered by this prospectus at a fixed price of $0.15 per share until the shares are quoted on the OTCBB or listed on a national exchange. The fixed price of $0.15 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10 plus an arbitrarily determined increase.

DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total assets less intangible assets and liabilities) by the total number of shares of common stock outstanding.

At December 31, 2011 the net tangible book value of the Company was $2,021 or approximately $.003 per share. After giving effect to the offering by the selling stockholders, the Company's net tangible book value will remain at $2,021, or approximately $.003 per share.

The following table illustrates the dilution incurred by the various selling stockholders:

Initial offering price of common stock by selling stockholders	$ 0.15
Net tangible book value per share at December, 2011	$ 0.003
Change in net tangible book value attributable to shares offered by selling stockholders	0
Net tangible book value per share after offering	0.003
Dilution of net tangible book value per share to selling stockholders	-0.004

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.    These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of September 1, 2012, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered share are sold.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.

The shares were offered and sold to the selling shareholders at a purchase price of $0.10 per share in a private placement held from September 2010 through April 2011, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 654,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 654,000  shares of common stock issued and outstanding as ofSeptember 1, 2012.

	Number of Shares Owned	Number of Shares Offered	Number of Shares Owned After Offering	% of Class
Benjamin R. Dickey Revocable Trust (1)	10,000	10,000	0.015
AW & SL Irrevocable Trust (2)	10,000	10,000	0.015
Brandon B Jones	10,000	10,000	0.015
Century 21 Bradley Realty Inc. (3)	10,000	10,000	0.015
Coley O'Brian	2,000	2,000	0.003
Matt Joffe	2,000	2,000	0.003
Russell R Crumback	10,000	10,000	0.015
Damon M. Bradley	10,000	10,000	0.015
James E. Bradley	10,000	10,000	0.015
Jamesebrad LLC	10,000	10,000	0.015
Kedric L. Koeppe	10,000	10,000	0.015
Lisa Herbert	1,000	1,000	0.001
Lynda L Bradley	10,000	10,000	0.015
Mark McMaster	1,000	1,000	0.001
Patricia Welch	1,000	1,000	0.001
Robert E. Dickey Children's Trust (4)	10,000	10,000	0.015
Robert E. Dickey Children's Trust 1 (5)	10,000	10,000	0.015
Sherry L. Koeppe	10,000	10,000	0.015
Steven Rhodes	10,000	10,000	0.015
Sarah Yuhasz	1,000	1,000	0.001
James Smiley	1,000	1,000	0.001
Lisa L Black	1,000	1,000	0.001
Eric Joffe	1,000	1,000	0.001
Victor Joffe	500	500	0.007
Theda Joffe	500	500	0.007
Bryan Joffe	500	500	0.007
Ben Joffe	500	500	0.007
Tisha Joffe	500	500	0.007
Penny Joffe	500	500	0.007

1.            Benjamin Dickey has voting and investment power over shares held by Benjamin R. Dickey Revocable Trust.

2.            Harva Blockson has voting and investment power over shares held by AW&SL Irrevocable Trust.

3.            James Bradley has voting and investment power over shares held by Centruy 21 Bradley Realty, Inc.

4.            Robert E. Dickey has voting and investment power over shares held by Robert E. Dickey Children’s Trust.

5.            Robert E. Dickey has voting and investment power over shares held by Robert E. Dickey Children’s Trust.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board. Our Common shares must be quoted on the OTCBB or admitted to a national stock exchange prior to any at the market priced sales.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a the arbitrarily determined fixed price of $0.15 per share. The offering price was determined as the selling based upon the original purchase price paid by the selling stockholders of $0.10 per share in private placement transactions. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock are "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the selling shareholders and/or broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.    All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 4,000,000 shares of common stock, par value $0.0001, of which 654,000 shares are issued and outstanding as of September 1, 2012. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding. The each share of our preferred stock carries 20 votes per share. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Business

The Company has a plan of operations to engage in the business of the promotion of travel services for Americans to gambling casinos in Macau through our website www.macau4you.com

We recently launched our website which is a collection of news feeds related to travel and gaming opportunities in Macau, China.   We expect that we will build out our website to have additional features for our projected audience of travelers.

Our plan of operations is to build our website to be a site on the Internet for Americans interested in traveling to Macau for recreational gaming at the casinos.

Our Website

Our plan of operations is to develop a comprehensive website for American consumers interested in traveling to Macau to enjoy the gaming and leisure opportunities.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience of travelers.

Some of the features we are considering include a search engine for flights originating from major United States cities such as New York, Chicago, Los Angeles, San Francisco, and Miami to Hong Kong. Travelers then proceed via ferry to Macau.

We intend to include links from all of the 33 casinos in Macau as well as reviews and guides written by experts and other American travelers.

This content will be free to our online audience.

Growth Strategy

Key elements of our strategy include:

Build Strong Brand Awareness. We believe that it is essential to establish a strong brand with Internet users and within certain segments of the travel industry.

We intend to utilize online marketing to promote our brand to consumers. In addition, we believe that we build brand awareness by offering an outstanding website that is promoted by word-of-mouth.

Increase Reach: In order to attract users to our website, we intend to utilize advertising campaigns to grow our business. We believe that we also can attract more users by offering a quality website that is promoted by word-of-mouth.

Marketing

We intend to drive traffic to www.macau4you.com through online marketing vehicles such as banner advertising and strategic partnerships with relevant Web sites and portals. Additionally, our intended participation in various affiliate programs will allow it to expand cross-promotional relationships with other Web sites. We do not have any agreements or arrangements with any parties regarding these programs, other than our current merchant partner.

EMERGING GROWTH COMPANY STATUS

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;

     *    The first fiscal year after the fifth anniversary of its IPO;

     *    The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

     *    The first fiscal year in which the company has a public float of at least $700 million.

UNDER THE JOBS ACT

WTTJ CORP. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act").

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     *    Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

     *    Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

     *    Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

     *    Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley

           Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Private Placement

We raised an aggregate of $15,400 from 29 investors in a private placement between September 2010 and April 2011. These funds were used by us primarily to develop our corporate website, and pay for the day to day needs of the company including accounting and legal fees.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We do not believe that at this stage in our development we need physical space. We are not paying anything for using their address as our mailing address. We believe that until and unless our business develops, we do not need physical office space.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board or that    a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors.

There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of June 30, 2012 , there were 654,000 common shares issued and outstanding, which were held by 29 stockholders of record.

Transfer Agent

We have engaged Worldwide Stock Transfer of Hackensack, New Jersey to serve as our transfer agent.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1)   is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)  securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of    our company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.    We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made, except as required by federal securities and any other applicable law.

OVERVIEW

We are a development stage company offering travel information to the general public via the internet. We currently have no employees other than our officer, both of who is also our sole director. We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. We do not have revenues, have minimal assets and have incurred losses since inception.

Plan of Operations

Over the course of the next twelve month period we plan to focus our efforts on the online travel market to Macau. We recognize that our current management and Board of Directors may not have sufficient business planning experience to execute the business plan of the Company, as their background and expertise lies in the technical area and not in marketing and selling our products.

In order to continue as going concern for the next 12 months, we will require a budget of $30,000 as described below.

Liquidity and Capital Resources

As of September  13, 2012, the Company had a cash balance of $8.69. During 2011 and 2012, we raised an aggregate of $15,400 from the sale of our common stock in a private placement conducted to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation D promulgated thereunder. These funds were used for website expenses  and to pay for expenses related to legal and accounting.

Estimated funding required during the next twelve‐month period is $30,000. Given our current cash position of approximately $8.69, this leaves us with a shortfall of approximately $29,991.31 Our anticipated expenses for the next twelve‐month period are as follows:

Estimated funding required during the next twelve-month period is $30,000. Given our current cash position of approximately $3.00, this leaves us with a shortfall of approximately $29,997 Our anticipated expenses for the next twelve-month period are as follows:

Website Development	$ 4,000
Marketing and Sales	$ 6,000
Legal and organizational	$15,000
Working Capital	$ 5,000

During the next 12 months, we hope to effectuate the following:

1st Quarter

Initially, we will focus on enhancing the Company website. Additionally, if the funding is available, the Company plans on formalizing an advertising campaign to increase its customer base.

2nd Quarter

In the second quarter the Company hopes to have funds to begin an advertising campaign to increase traffic to the corporate website.

3rd Quarter

The third quarter will continue to focus on advertising and the increase of the Company product base through existing and new affiliate programs.

4th Quarter

In the fourth quarter the Company intends on beginning the search for a marketing executive to assist the company in future growth. Additionally, we will continue to advertise for new customers.

The Company believes that such funds will be insufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  The officers and directors have orally agreed to lend funds to the Company in the event funds are required for the operations of the Company. However, there is no guarantee that our officers and directors will lend us sufficient funds to operate. Notwithstanding that our officers and directors are committed to ensuring that the Company can operate its business, they are not legally or contractually obligated to lend us any money. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

We currently have no commitments with any person for any capital expenditures.

Going Concern Consideration

We are a development stage company. We had no revenues and incurred a net loss of $14,649 for the year ended December 31, 2011 and a net loss of $17,040 for the period May 16, 2007 (inception) to December 31, 2011 which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. Our financial statements do not include any adjustments that may be necessary if we are unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our established policies are outlined in the Note 1 to the financial statements entitled "Summary of Significant Accounting Policies". We continually evaluate the propriety of our accounting methods as new events occur. We believe that our policies are applied in a manner which is intended to provide the user of our financial statements a current, accurate and complete presentation of information in accordance with accounting principles generally accepted in the United States of America. Important accounting practices that require the use of assumptions and judgments are outlined below.

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers:

Name	Age	Positions and Offices Held
Peter Klamka	43	Sole officer and director

Peter Klamka has served as our sole officer and director since inception. He also serves as the President of Cephas Holding Corp., a reporting issuer that produces mobile phone applications. He is also an officer and director of Solar Acquisition Corp, a reporting issuer in the alternative energy industry.   He was formerly on the Board of Directors of Phoenix Interests, a reporting issuer. He was formerly an officer and director of Girasolar, Inc which is a reporting issuer. He was formerly the President of Woodward Energy Partners Inc and Plaster Caster Inc.

Through Shoulder Parrott, LLC, he retains stock in Woodward Energy Partners, Inc. He is active in a number of private business ventures. None of these ventures compete directly or indirectly with the business activities of WTTJ. Mr. Klamka has stated he will not be an officer or director or a majority shareholder of any business related to Internet travel or gaming in Macau while he is the sole officer and director of WTTJ.

Mr. Klamka devotes approximately five hours per week to WTTJ.

He has a Bachelor of Science degree from the University of Michigan-Ann Arbor.

B. Significant employees. None

C. Family relationships. None

D. There are no events that occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant.

No petition has been filed under Federal bankruptcy laws or any state insolvency law.• The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding.

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.

We do not currently have a Code of Ethics applicable to our officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors.

Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

EXECUTIVE COMPENSATION

Since our incorporation on May 16. 2007, Peter Klamka has been our President, Chief Executive Officer, Chief Financial Officer and a director. We have no formal employment or consulting agreement with Mr. Klamka.

SUMMARY COMPENSATION TABLE

Name and principal position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Peter Klamka CEO/CFO Sole director	2010 2011	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Since our incorporation on May 16, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the period from May 16, 2007 (inception) to December 31, 2011, none of our directors received compensation for services rendered in their capacity as a director.   No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 1, 2012 the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 654,000 shares of our common stock issued and outstanding as of September 1, 2012. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Barton PK, LLC (1)	500,000	76%

(1)        Barton PK, LLC is managed by Peter Klamka, our sole officer and director. Peter Klamka has sole dispositive power over Barton PK, LLC. The members are the Peter Klamka Revocable Trust with 99% ownership and Joseph Klamka,  Peter Klamka’s  younger brother, with 1% ownership. Peter Klamka is the sole manager of the LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Peter Klamka, our sole officer and director has loaned the company through September 19, 2012 $3,436.00. There is no written agreement and no fixed repayment terms between the company and Mr. Klamka for these funds.

WTTJ CORP.

FINANCIAL STATEMENTS

DECEMBER 31, 2011

PeterMessineo CertifiedPublicAccountant 1982OtterWayPalmHarborFL34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

WTTJ CORP.

I have audited the balance sheets of WTTJ CORP. as of December 31, 2011 and 2010 and the related statement of operations, changes in stockholders’ equity, and cash flows for the years then ended and the period May 16, 2007 (date of inception) through December 31, 2011. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of WTTJ CORP. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended and the period May 16, 2007 (date of inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

January 13, 2012

(A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	December 31, 2010	December 31, 2011
Assets

Current
Cash	$ 3	$ 800
Subscription receivable	--	--
Total current assets	$ 3	$ 800

FIXED-AT-COST
Computer equipment	$ 2,353	$ --
Less: Accumulated depreciation	(335)	$ --

Net fixed assets	2,018	--
Total assets	2,021	800

LIABILITIES AND STOCKHOLDER EQUITY
Liabilities
Accounts payable	$ 3,500	$ --
Due to shareholder	1,186	3,116
TOTAL LIABILITIES	4,686	3,116

STOCKHOLDER EQUITY
Commons shares, no par value, authorized - 1,000,000 - issued and outstanding - 643,000 (December 31, 2010 - 500,000)	14,375	75
RETAINED EARNINGS (DEFICIT)	(17,04)	(2,391)

TOTAL STOCKHOLDER EQUITY	(2,665)	(2,316)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 2,021	$ 800

The accompanying notes are an integral part of these inancial statements

WTTJ CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
	YEAR ENDED DECEMBER 31,		FROM INCEPTION MAY 16, 2007 TO DECEMBER 31,
	2011	2010	2011

REVENUE	$ --	$ --	$ --

EXPENSES
General and administrative	14,649	2,316	17,040

Total Expenses	14,649	2,316	17,040

NET INCOME(LOSS)	$ (14,649)	$ (2,316)	$ (17,040)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	621,406	500,000

NET INCOME(LOSS) PER SHARE	$ (0.02)	$ --

The accompanying notes are an integral part of these financial statements

WTTJ CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS (UNAUDITED)
	YEAR ENDED DECEMBER 31,		FROM INCEPTION MAY 16, 2007 TO DECEMBER 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ (14,649)	$ (2,316)	$ (17,040)
Adjustment to reconcile net loss to net cash
used in operating activities:			--
Depreciation	335		335
Changes in operating assets and liabilities:
Accounts payable	1,500	--	3,500
Net cash used in operating activities	(12,814)	(2,316)	(13,205)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	70	3,116	1,186
Issuance of common stock	14,300	--	14,375
Net cash provided by financing activities	14,370	3,116	15,561

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of computer equipment	(2,353)	--	(2,353)
Net cash used in investing activities	(2,353)	--	(2,353)

INCREASE (DECREASE) IN CASH	(797)	800	3

CASH, Beginning of period	800	--	--
CASH, End of period	$ 3	$ 800	$ 3

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
INFORMATION:
Interest paid	$ --	$ --	$ --
Income taxes paid	$ --	$ --	$ --

The accompanying notes are an integral part of these financial statements

WTTJ CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY FROM DECEMBER 31, 2009 TO DECEMBER 31, 2011 (UNAUDITED)

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - December 31, 2009	500,000	75	(75)	--

Net loss - December 31, 2010	--	--	(2,316)	(2,316)

Balance - December 31, 2010	500,000	75	(2,391)	(2,316)

Issuance of stock for cash	143,000	14,300	--	14,300

Net loss - December 31, 2011			(14,649)	(14,649)

Balance - December 31, 2011	643,000	$ 14,375	$ (17,040)	$ (2,665)

The accompanying notes are an integral part of these financial statements

          WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2011 and 2010

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

WTTJ CORP. (the “Company”) was organized in the State of Michigan on May 16, 2007.

The Company is devoting its resources to establishing a internet travel website, no revenues have been earned during the period from May 16, 2007 (date of inception) to December 31,2011 .

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification No. 915 “Development Stage Entities”(“ASC 915”).  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Computer Equipment:

Computer equipment is recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the asset.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating the percentage of awards which will be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  When stock is issued as payment for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

As of December 31, 2011 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through December 31. 2011, the Company has had limited operations.  As of December 31, 2011, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Federal Income Taxes:

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 (“SFAS 109”).  “Accounting for Income Taxes”, which requires a change from the deferred method to the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of December 31, 2011 are as follows:

Deferred tax assets:
Federal and state net operating loss	$ 17,040
Equity instruments issued for compensation	--
Total deferred tax assets	17,040
Less valuation allowance	(17,040)

Note 4 – Capital Stock Transactions:

The Company issued 500,000 shares of common stock for a cash consideration of $75 in 2007.

During the year the Company issued 143,000 shares of common stock for cash totaling $14,300.

Note 5 – Related Party Transactions

The Company is presently funding its operating expense through the support of the majority shareholder.  These advances, which are non-interest bearing and due on demand, are considered temporary in nature.  The majority shareholder does not have a commitment to fund future operations.  The majority shareholder has advanced $3,436.00 as of September 11, 2012. There are not fixed payment terms and no written agreement realated to these funds.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has limited need for office space. The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above transactions may not reflect the results had the terms and conditions been incurred with unrelated parties.

Note 6 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (“ FASB”) issued Accounting Standards Update (“ASU”) 2010-28, “Intangible – Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes became effective for the Company beginning January 1, 2011. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosure requirements were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes which became effective for the Company beginning January 1, 2011 have not had an impact on the Company’s disclosures but may impact disclosures for future business combinations depending on acquisitions that are made in such periods.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” (“ASU 2011-04”). This guidance contains certain updates to the fair value measurement guidance as well as enhanced disclosure requirements. The most significant change in disclosures is an expansion of the information required for “Level 3” measurements, including enhanced disclosure for: (1) the valuation processes used by the reporting entity; and (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. The provisions of this update are effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. The Company’s adoption of this standard is not expected to have a significant impact on the Company’s fair value measurements, financial condition, results of operations or cash flows.

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income.” This update requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. These changes will be effective for the first quarter filing of 2012. The adoption of this update will change the manner in which the Company presents comprehensive income in the future.

In September 2011, the FASB issued ASU 2011‐08, “Intangibles – Goodwill and Other (Topic 350), Testing Goodwill for Impairment.” which gives entities testing goodwill for impairment the option of performing a qualitative assessment before calculating the fair value of a reporting unit for the goodwill impairment test. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

In December 2011, the Financial Accounting Standards Board ("FASB") issued authoritative guidance related to balance sheet offsetting. The new guidance requires disclosures about assets and liabilities that are offset or have the potential to be offset. These disclosures are intended to address differences in the asset and liability offsetting requirements under U.S. GAAP and International Financial Reporting Standards. This new guidance will be effective for us for interim and annual reporting periods beginning January 1, 2013, with retrospective application required. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations or financial position.

Other accounting standards that have been issued or proposed by the FASB or other standards‐setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

WTTJ CORP

UNAUDITED INTERIM FINANCIAL STATEMENTS

June 30, 2012

Balance Sheets as of June 30, 2012 (unaudited) and December 31, 2011 (audited)

Statements of Operations for the three months June 30, 2012 and 2011 and from inception (May 16, 2007) to June 30, 2012

Statement of Stockholders’ Deficit from December 31, 2009 to June 30, 2012 (unaudited)

Statements of Cash Flows for the three months ended June 30, 2012 and 2011 , and for the Period from Inception (May 16, 2007) to June 30, 2012 (unaudited)
Notes to Financial Statements

WTTJ CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	June 30, 2010	December 31, 2011
Assets	(Unaudited)	(Audited)

Current
Cash	$ 9	$ 3
Subscription receivable	--	--
Total current assets	$ 9	$ 3

FIXED-AT-COST
Computer equipment	$ 2,353	$ 2,353
Less: Accumulated depreciation	(570)	$ 335

Net fixed assets	1,783	2,018
Total assets	1,792	2,021

LIABILITIES AND STOCKHOLDER EQUITY
Liabilities
Accounts payable	$ 2,650	$ 3,500
Due to shareholder	3,436	1,186
TOTAL LIABILITIES	6,086	4,686

STOCKHOLDER EQUITY
Commons shares, no par value, authorized - 4,000,000 - issued and outstanding -654,000 (December 31, 2011 - 651,000)	14,675	14,375
DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	(18,969)	(17,040)

TOTAL STOCKHOLDER EQUITY	(4,294)	(2,665)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 1,792	$ 2,021

The accompanying notes are an integral part of these financial statements

WTTJ CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,		FROM INCEPTION MAY 16, 2007 TO JUNE 30,
	2012	2011	2012	2011	2012

REVENUE	$ --	$ --	$ --	$ --	$ --

EXPENSES
General and administrative	1,137	7,654	1,929	8,654	18,969

Total Expenses	1,137	7,654	1,929	8,654	18,969

NET INCOME(LOSS)	$ (1,137)	$ (7,654)	$ (1,929)	$ (8,654)	$ (18,969)

NET INCOME(LOSS) PER SHARE	$ (0.00)	$ (0.01)	$ (0.00)	$ (0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	652,500	642,890	651,000	579,192

The accompanying notes are an integral part of these financial statements

WTTJ CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY FROM DECEMBER 31, 2009 TO JUNE 30, 2012 (UNAUDITED)

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - December 31, 2009 (Audited)	500,000	75	(75)	$ --

Net loss - December 31, 2010	--	--	(2,316)	(2,316)

Balance - December 31, 2010 (Audited)	500,000	75	(2,391)	(2,316)

Issuance of stock for cash	151,000	14,300	--	14,300

Net loss - December 31, 2011	--	--	(14,649)	(14,649)

Balance - December 31, 2011 (Audited)	651,000	14,375	(17,040)	(2,665)

Issuance of stock for cash	3,000	300	--	300

Net loss - June 30, 2012	--	--	(1,929)	(1,929)

Balance - June 30, 2012 (Unaudited)	654,000	$ 14,675	$ (18,969)	$ (4,294)

The accompanying notes are an integral part of these financial statements

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2012

(Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

WTTJ CORP. (the “Company”) was organized in the State of Michigan on May 16, 2007.  The Company is devoting its resources to establishing a internet travel website.

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification No. 915 “Development Stage Entities”(“ASC 915”).  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  In the opinion of management, these interim financial statements include all items that are necessary in order to make them not misleading. The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Computer Equipment:

Computer equipment is recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the asset.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating the percentage of awards which will be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  When stock is issued as payment for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

As of June 30, 2012 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through June 30, 2012, the Company has had limited operations.  As of June 30, 2012, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Federal Income Taxes:

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 (“SFAS 109”).  “Accounting for Income Taxes”, which requires a change from the deferred method to the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of June 30, 2012 are as follows:

Deferred tax assets:
Federal and state net operating loss	$ 18,969
Equity instruments issued for compensation	--
Total deferred tax assets	18,969
Less valuation allowance	(18,969)

Note 4 – Capital Stock Transactions:

The Company issued 500,000 shares of common stock for a cash consideration of $75 in 2007.

During 2011 the Company issued 151,000 shares of common stock for cash totaling $14,300.

In May 2012 the Company issued 3,000 shares of common stock for a cash consideration of $300.

Note 5 – Related Party Transactions:

The Company is presently funding its operating expense through the support of the majority shareholder.  These advances, which are non-interest bearing and due on demand, are considered temporary in nature.  The majority shareholder does not have a commitment to fund future operations.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has limited need for office space. The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above transactions may not reflect the results had the terms and conditions been incurred with unrelated parties.

Note 6 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued new authoritative guidance to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between GAAP and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Upon adoption, the Company will present its consolidated financial statements under this new guidance. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

In September 2011, the FASB issued ASU 2011-08, “Intangibles – Goodwill and Other (Topic 350), Testing Goodwill for Impairment.” which gives entities testing goodwill for impairment the option of performing a qualitative assessment before calculating the fair value of a reporting unit for the goodwill impairment test. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

In December 2011, the Financial Accounting Standards Board ("FASB") issued authoritative guidance related to balance sheet offsetting. The new guidance requires disclosures about assets and liabilities that are offset or have the potential to be offset. These disclosures are intended to address differences in the asset and liability offsetting requirements under U.S. GAAP and International Financial Reporting Standards. This new guidance will be effective for us for interim and annual reporting periods beginning January 1, 2013, with retrospective application required. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations or financial position.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

PART II

Item 13. Expenses of issuance and distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense

Accounting Fees $ 1,500.00

SEC Registration Fee $ 2.65

Legal Fees $ 250.00

Legal matters

The company is not a party to any legal matters.

Experts and Named Counsel

The financial statements included in this prospectus and in the registration statement have been audited by Peter Messeno, CPA an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Kevin M. Murphy, Attorney at Law, has acted as special counsel to WTTJ CORP. for the limited purpose of rendering an opinion in connection with the registration and proposed sale of the 154,000 shares of common stock at $0.15 per share.

Item 14. Indemnification for Securities Act Liabilities

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Where You Can Find More Information

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.

Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

Between September 2010 and April 2012, we sold 154,000 shares of common stock for $15,400. The restricted shares were sold to 29 U.S. investors pursuant to a private placement offering at .10 per share. Such shares were sold under a Reg D exemption.

ITEM 16. EXHIBITS

Certificate of Incorporation. Incorporated by reference filed on August 13, 2010 File No.: 000-54082
3.3	Amendment to Articles of Incorporation Filed on Form 8-K on April 23, 2012
3.2	By Laws Incorporated by Reference filed on August 13, 2010 File No. 000-54082
5.1	Opinion of Kevin Murphy, Esq regarding the legality of securities being registered filed herewith
10.1	Oral agreement with Peter Klamka
23.1	Consent of Peter Messineo, CPA filed herewith
23.1	Consent of Kevin Murphy, Esq (Included in Exhibit 5.1)

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(Intentionally left blank)

            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has meet all of the requirements of this Amendment No. 4 on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Ann Arbor, Michigan on October 23, 2012.

WTTJ Corp.

By:   Peter Klamka

/s/ Peter Klamka

President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Peter Klamka Peter Klamka	Chief Executive Officer, President and Director, (principal executive officer, chief financial officer, principal financial and accounting officer, chairman and sole director)	October 23, 2012

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